optionsXpress Announces Record Fourth Quarter and Full Year 2007 Results

CHICAGO, IL, January 29, 2008 – optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported record results for the three months and year ended December 31, 2007.

Highlights from the fourth quarter 2007 included:

•	Record revenues of $68.8 million, a 39% increase year-over-year

•	Record net income of $28.0 million, or $0.44 per diluted share

•	Record daily average revenue trades (DARTs) of 41,500, a 54% increase year-over-year

•	Net new account growth of 14,600

Highlights from the full year 2007 included:

•	Record revenues of $247.0 million, a 32% increase year-over-year

•	Record net income of $97.7 million, or $1.55 per diluted share

•	Ending accounts of 262,400, a 28% increase year-over-year

•	$5.8 billion in customer assets on December 31, 2007, a 24% increase year-over-year

“Our strong fourth quarter capped off another record year for optionsXpress. In addition to reporting record revenue and net income for 2007, we reinvigorated new account growth and completed the integration of XpressTrade’s futures platform,” said David Fisher, Chief Executive Officer of optionsXpress. “We believe our consistent growth and profitability is a testament to our culture of persistent innovation as well as our focus on long-term retail investors who use options and futures as a part of their investing strategies.”

For the fourth quarter, DARTs were 41,500, up 54% from 26,900 in the fourth quarter of 2006, and up 12% from 36,900 in the third quarter of 2007. Trades per account on an annualized basis were 41, up from 34 in the fourth quarter of 2006, and up from 38 in the third quarter of 2007. Net revenues increased 39% over the fourth quarter of 2006 and 7% over the third quarter of 2007. Resulting net income was $28.0 million, or $0.44 per share on a diluted basis, a 44% increase from $19.4 million in the fourth quarter of 2006.

At the end of 2007, total customer accounts were 262,400, up 28% from 2006. Year-end 2007 total customer assets were $5.8 billion, a 24% increase over year-end 2006 customer assets of $4.7 billion. This growth contributed to 2007 full year revenues of $247.0 million, a 32% increase over revenues of $186.9 million in 2006, and 2007 full year net income of $97.7 million, a 36% increase over net income of $71.7 million in 2006.

“We increased advertising spending in 2007, as we discussed at the end of last year, and had very positive results. New account growth improved each quarter during 2007, ending in 14,600 net new accounts in the fourth quarter, a 78% increase over the fourth quarter of 2006,” said Adam DeWitt, Chief Financial Officer of optionsXpress. “Importantly, the quality of our accounts remained high. Overall, our average account generated over $680 in pretax income in 2007, while our advertising cost per net new account was just over $300. And, despite the higher level of spending, we were able to increase our pretax margins to 65% in 2007 from 63% in 2006.”

During the quarter, optionsXpress announced a dividend of $0.0625 per share. The total amount of the dividend was approximately $3.9 million and was paid to shareholders on December 27, 2007.

Outlook
“As we enter 2008, we are excited by the ongoing growth prospects for optionsXpress. Our core business is strong and we have demonstrated our ability to expand on the opportunities within our ancillary businesses, brokersXpress, futures and international,” commented David Fisher. “While trading activity will fluctuate over time, we feel confident in our ability to attract quality accounts and pursue new initiatives that will drive growth, all revolving around our focus on options and futures, customer education and commitment to innovation which will continue to differentiate us in the marketplace.”

Conference Call
A conference call will be broadcast live on Tuesday, January 29, 2007, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor. An online replay will be available approximately two hours after the call and can be accessed in the Investor Relations’ Calendar of Events portion of the website.

About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, and brokersXpress, LLC, an online trading and reporting platform for independent investment professionals. Barron’s named optionsXpress the number one online broker for four years in a row (2003 to 2006) and Kiplinger’s Personal Finance named it the top discount broker in 2006.

More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.

Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

FOR FURTHER INFORMATION:
Investor Inquiries:	Media Inquiries:
Victoria Paris Ashton Partners (312) 553-6715	Josh Inglis Strategics, Inc. (312) 346-2007

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended		Change
	12/31/2007	12/31/2006	$	%
Revenues:
Commissions	$43,996	$30,490	$13,506	44%
Other brokerage related revenue	8,780	8,513	267	3%
Interest revenue and fees	17,047	11,334	5,713	50%
Interest expense	1,806	1,154	652	56%

Net interest revenue and fees	15,241	10,180	5,061	50%
Other income	796	163	633	388%
Net revenues	$68,813	$49,346	$19,467	39%

Expenses:
Brokerage, clearing and other
related expenses	5,077	4,664	413	9%
Compensation and benefits	6,666	6,054	612	10%
Advertising	4,235	2,151	2,084	97%
Quotation services	2,018	1,453	565	39%
Depreciation and amortization	1,569	954	615	64%
Technology and telecommunications	898	830	68	8%
Other	2,803	1,831	972	53%
Total expenses	$23,266	$17,937	$5,329	30%

Income before income taxes	45,547	31,409	14,138	45%
Income taxes	17,544	11,985	5,559	46%
Net income	$28,003	$19,424	$8,579	44%

Basic earnings per share	$0.44	$0.31	$0.13	42%
Diluted earnings per share	$0.44	$0.31	$0.13	42%
Weighted average shares
outstanding — basic	63,000	62,382	618	1%
Weighted average shares
outstanding — diluted	63,219	62,632	587	1%

	Twelve Months Ended		Change
	12/31/2007	12/31/2006	$	%
Revenues:
Commissions	$153,913	$123,305	$30,608	25%
Other brokerage related revenue	35,389	33,816	1,573	5%
Interest revenue and fees	62,493	30,781	31,712	103%
Interest expense	7,015	1,440	5,575	387%

Net interest revenue and fees	55,478	29,341	26,137	89%
Other income	2,250	470	1,780	379%
Net revenues	$247,030	$186,932	$60,098	32%

Expenses:
Brokerage, clearing and other
related expenses	19,910	21,583	(1,673)	(8%)
Compensation and benefits	26,499	21,510	4,989	23%
Advertising	14,816	7,454	7,362	99%
Quotation services	7,579	5,688	1,891	33%
Depreciation and amortization	5,710	3,394	2,316	68%
Technology and telecommunications	3,593	2,969	624	21%
Other	9,374	7,447	1,927	26%
Total expenses	$87,481	$70,045	$17,436	25%

Income before income taxes	159,549	116,887	42,662	36%
Income taxes	61,830	45,158	16,672	37%
Net income	$97,719	$71,729	$25,990	36%

Basic earnings per share	$1.55	$1.15	$0.40	35%
Diluted earnings per share	$1.55	$1.15	$0.40	35%
Weighted average shares
outstanding — basic	62,923	62,319	604	1%
Weighted average shares
outstanding — diluted	63,131	62,612	519	1%

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended		Change
	12/31/2007	12/31/2006	$	%
Assets:
Cash and cash equivalents	$70,492	$76,590	($6,098)	(8%)
Short-term investments	158,175	118,075	40,100	34%
Cash and Investments segregated
in compliance with federal regulations	599,059	281,288	317,771	113%
Receivables from brokerage customers, net	207,417	139,080	68,337	49%
Receivables from brokers, dealers and
clearing organizations	37,044	21,601	15,443	71%
Deposits with clearing organizations	28,334	38,115	(9,781)	(26%)
Fixed assets, net	12,878	6,619	6,259	95%
Goodwill	28,616	79	28,537	n/m
Other intangible assets, net	3,900	—	3,900	n/a
Other assets	9,596	6,077	3,519	58%
Total assets	$1,155,511	$687,524	$467,987	68%

Liabilities and stockholders’ equity:
Liabilities
Payables to brokerage customers	$851,130	$476,890	$374,240	78%
Payables to brokers, dealers and clearing
organizations	8,002	17,422	(9,420)	(54%)
Accounts payable and accrued liabilities	15,734	8,748	6,986	80%
Current and deferred income taxes	2,937	3,636	(699)	(19%)

Total liabilities	877,803	506,696	371,107	73%
Stockholders’ equity	277,708	180,828	96,880	54%

Total liabilities and stockholders'
equity	$1,155,511	$687,524	$467,987	68%

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended		Change
	12/31/2007	12/31/2006	$ or #	%
Number of customer accounts (at period end)(1)	262,400	204,600	57,800	28%
Daily average revenue trades (‘‘DARTs’’)(2)	41,500	26,900	14,600	54%
Customer trades per account (3)	41	34	7	21%
Average commission per trade	$16.83	$18.16	($1.33)	(7%)
Option trades as a % of total trades	68%	73%	(5%)
Advertising expense per net new
customer account (4)	$290	$262	$28	11%
Total client assets (000s)	$5,764,740	$4,658,108	$1,106,632	24%
Client margin balances (000s)	$220,833	$127,073	$93,760	74%

	Twelve Months Ended		Change
	12/31/2007	12/31/2006	$ or #	%
Number of customer accounts (at period end)(1)	262,400	204,600	57,800	28%
Daily average revenue trades (‘‘DARTs’’)(2)	35,500	27,200	8,300	31%
Customer trades per account (3)	38	37	1	3%
Average commission per trade	$17.38	$18.13	($0.75)	(4%)
Option trades as a % of total trades	67%	74%	(7%)
Advertising expense per net new
customer account (4)	$304	$138	$166	120%
Total client assets (000s)	$5,764,740	$4,658,108	$1,106,632	24%
Client margin balances (000s)	$220,833	$127,073	$93,760	74%

(1) Customer accounts are open, numbered accounts.
(2) DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.
(3) Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.
(4) Calculated based on total net new customer accounts opened during the period.